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                                                                    Exhibit 99.1


For Immediate Release               www.fairchildsemi.com
March 3, 2003
                                       Investor Relations:
                                       Pete Groth
                                       207-775-8660
                                       investor@fairchildsemi.com

                                       Corporate Communications:
                                       Fran Harrison
                                       207-775-8576
                                       fran.harrison@fairchildsemi.com

                                       Public Relations Firm:
                                       Barbara Ewen
                                       CHEN PR
                                       781-466-8282
                                       bewen@chenpr.com

NEWS RELEASE


       Fairchild Semiconductor Updates First Quarter 2003 Business Outlook

South Portland, Maine - Kirk Pond, president, CEO and chairman of the Board of Fairchild Semiconductor (NYSE: FCS) today stated that first quarter revenues are tracking slightly ahead of original projections given by the company during its fourth quarter 2002 earnings conference call.

"Seven weeks ago we guided first quarter revenues to be flat to down 5% sequentially," said Pond. "Order rates were fairly steady throughout the first six weeks of the quarter, and have recently increased as we moved past the Chinese New Year holiday. We now expect first quarter revenues to be flat to down 3% sequentially. During the quarter we have had stronger orders from notebook PC, power supply, printer, lighting, wireless networking, and computing storage end markets, while orders have been weaker from desktop PC and cellular phone manufacturers, and the broader consumer and industrial markets in Asia and Korea. Our worldwide distribution channels remain lean with preliminary reports showing our distribution inventories at the end of February remained at about 13 weeks.

"We're seeing better than expected strength in low voltage power orders, and price decreases seem to be moderating for new orders in our mature logic, discrete and optoelectronic product lines," stated Pond. "Gross margins for shipments this quarter have come under increased pressure due to lower than expected turns orders in our high voltage power business. We now expect gross margins for first quarter to decline sequentially more than the 100 basis points that we previously guided. We're encouraged that our 13-week and 26-week backlogs have grown about 5% so far this quarter, with much of the increase occurring in the last few weeks. Our current second quarter backlog for most of our product lines reflects improved product mix and higher margins compared to our first quarter shipments. Macroeconomic and geopolitical concerns continue to limit our customers' outlooks, so our visibility remains limited as well. However, if our recent trend of higher bookings continues, we would expect to guide higher margins and revenues for the second quarter.
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"We're continuing to make good progress winning designs and market share in targeted power applications," said Pond. "We've recently won significant automotive ignition designs in some key European accounts, and we're having continued worldwide success driving our analog power switch and motor control products into high volume television, set top box and DVD player applications. The demand shift toward notebook PCs from desktops is also allowing us to ship an improved mix of low voltage power products with better gross margins. Our previously announced cost cutting plans in Mountaintop, PA and the startup of our new Suzhou, China assembly and test facility are both on schedule. While overall industry conditions remain challenging, we're making significant progress gaining market share, improving product mix and reducing manufacturing costs. We remain committed to our longer term goal of growing at or above semiconductor industry growth rates and driving long term gross margin percentages into the mid 30's."

Fairchild expects to report its first quarter financial results on April 17, 2003.

Special Note on Forward-Looking Statements:

The paragraphs above contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.